UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

LIANBIO

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 215 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (609) 486-2308

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 27, 2021, and in connection with the consummation of LianBio’s (the “Company”) initial public offering of its American Depositary Shares representing its ordinary shares (the “IPO”), the Company filed an amended and restated memorandum and articles of association (the “Restated Memorandum and Articles”), substantially in the form previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-259978) (as amended, the “Registration Statement”), with the Registrar of Companies of the Cayman Islands. The Restated Memorandum and Articles each became effective upon the closing of the Offering on November 3, 2021.

The Restated Memorandum and Articles restates the Company’s memorandum and articles of association in its entirety to, among other things authorize 2,923,900,005 ordinary shares. A description of the Company’s ordinary shares, after giving effect to the adoption of the Restated Memorandum and Articles, was previously reported by the Company in the Registration Statement. The Restated Memorandum and Articles are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated Memorandum and Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer

Date: November 3, 2021